EXHIBIT 99.1

10172 Linn Station Road Louisville, Kentucky 40223 (502) 426-4800
Contact: Gregory A. Wells, Executive Vice President and CFO	Date: June 20, 2007

FOR IMMEDIATE RELEASE

NTS Realty Holdings Limited Partnership Announces Agreement to Purchase Creek’s Edge at Stony Point Multi-FamilyProperty
in Richmond, Virginia

Louisville, KY (June 20, 2007) (AMEX: NLP) – NTS Realty Holdings Limited Partnership (the “Company”) announced today that after the close of business yesterday it entered into an agreement (the “Agreement”) with CG Stony Point, LLC, a Virginia limited liability company that is not affiliated with the Company (the “Seller”), to purchase a multifamily property located in Richmond, Virginia known as Creek’s Edge at Stony Point (“Creek’s Edge”).

Creek’s Edge is a 202-unit community offering apartments that feature large floor plans with oversized windows, gourmet kitchens, large luxury baths, walk-in closets, high-speed internet connections, nine-foot ceilings with crown molding and other custom home features. In addition, the property offers its residents access to a clubhouse with a resort-style pool with in-pool lounge and spa jets, sundeck with outdoor cooking area, a clubroom with pool table and plasma screen TVs, a cyber café with Wi-Fi and coffee bar, a fully equipped fitness center and cardio theater, and a professionally equipped business center and conference room. The property also includes electronically controlled access entry gates and perimeter fencing, a car care center and private access garages.

A spokesperson for the Company indicated that, subject to the terms and conditions of the Agreement, the Company has agreed to an aggregate purchase price of $32.3 million to acquire Creek’s Edge. The purchasers have until July 9, 2007, to conduct general due diligence on the property. If the purchasers are satisfied with the results of their due diligence, they must close the Agreement by August 14, 2007.

The spokesperson also announced that the Company intends to satisfy the purchase price for Creek’s Edge from working capital and the proceeds of a mortgage loan secured by the Company’s interest in Creek’s Edge.

Although the Company believes it will be able to complete the purchase of Creek’s Edge, there can be no assurance that the Company will acquire this property on the terms and conditions described in this release or on any other terms and conditions.

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About NTS Realty Holdings Limited Partnership
The Company currently owns twenty-eight properties, comprised of ten multifamily properties, fourteen office buildings and business centers, three retail properties and one ground lease. The properties are located in and around Louisville and Lexington, Kentucky, Nashville, Tennessee, Richmond, Virginia, Fort Lauderdale, Florida, Indianapolis, Indiana and Atlanta, Georgia. The Company’s limited partnership units are listed on the American Stock Exchange under the trading symbol “NLP.”

Safe Harbor Under the Private Securities Litigation Reform Act of 1995
This press release contains forward looking statements that can be identified by the use of words like “believe,” “expect,” “may,” “could,” “intend,” “project,” “estimate,” or “anticipate.” These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company’s beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios. Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. Important factors that would cause actual results to differ materially from expectations are disclosed under “Risk Factors” and elsewhere in the Company’s most recent annual report on Form 10-K, which was filed on March 29, 2007, and registration statement on Form S-4, which became effective on October 27, 2004.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company’s actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this press release.

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